LIMITED LIABILITY COMPANY AGREEMENT
OF
MARATHON COMPUTE NORTH 1 LLC

(A Delaware limited liability company)

Effective as of November 30, 2021

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

LIMITED LIABILITY COMPANY AGREEMENT
OF
MARATHON COMPUTE NORTH 1 LLC

This limited liability company agreement (this "Agreement") of Marathon Compute North 1 LLC, a Delaware limited liability company (the "Company"), is made effective as of November 30, 2021 (the "Effective Date") by and among Marathon Digital Holdings, Inc. ("MARA Member") and Compute North LLC ("CN Member") for the organization and operation of the Company. In consideration of the covenants, conditions and agreements contained herein, the Members (as hereinafter defined) hereby determines as follows.

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following terms have the following meanings (such meanings to be applicable to both the singular and plural form of the terms defined):

(a) "Available Cash" means, as of any date, cash (including cryptocurrencies) that is available in the accounts of the Company, less any amounts necessary to meet current or reasonably foreseeable Company obligations, liabilities or expenditures, including payments owed under the Hosting Agreement, debt repayment, operating expenses, general working capital, permitted costs and expenses such other reserves of capital as determined unanimously by the Members.

(b) "Certificate" means the Certificate of Formation of the Company as filed with the Delaware Secretary of State, as the same may be amended from time to time.

(c) "Delaware Act" means the Delaware Limited Liability Company Act at Title 6 of the Delaware Code, §§18-101 *et seq.*, as it may be amended from time to time (and any corresponding provisions of succeeding law).

(d) "Hosting Agreement" means a Master Agreement and Order Form executed by and between the Company and Compute North LLC for hosting and related services substantially in the form attached hereto as Exhibit 1.

(e) "Manager" means a person with the right to manage, control and conduct the business and affairs of the Company in accordance with this Agreement.

(f) "Member" means MARA Member, CN Member, and any other person who becomes a Member of the Company in accordance with this Agreement as set forth in Schedule A.

ARTICLE 2
FORMATION

Section 2.1 Formation. The Company was formed on November 10, 2021, by filing the Certificate with the Secretary of State of the State of Delaware.

Section 1.1 Purpose. The business of the Company will be to carry on any lawful business or activity, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise.

Section 2.2 Name. The name of the Company shall be Marathon Compute North 1 LLC.

Section 2.3 Principal Place of Business. The principal place of business of the Company will be established and maintained at 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144 or at such other or additional place or places as the Managers may determine from time to time.

Section 2.4 Registered Office and Registered Agent. The registered agent of the Company for the service of process and the registered office of the Company in the State of Delaware will be that person and location reflected in the Certificate. The Managers may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act for any reason or the registered office should change, the Managers will promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

Section 2.5 Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with the provisions of Article 9 and the Delaware Act.

ARTICLE 3
MEMBERS

Section 3.1 Members. The name and mailing address of the Members are set forth on Schedule A.

Section 3.2 Additional Members. One or more additional members may be admitted to the Company with the unanimous consent of the Members. Prior to the admission of any such additional members to the Company, the Members shall amend this Agreement to make such changes as the Members shall determine to reflect such additional members. Each additional Members shall execute and deliver a supplement or counterpart to this Agreement, as applicable.

Section 3.3 Action Without a Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote if the action is evidenced by one or more written consents describing the action taken, signed by all Members. The affirmative vote of all of the Membership Interests (as hereinafter defined) will be the act of the Members.

Section 3.4 Assignment or Transfer. Subject to Section 3.2, the Members may effect an assignment or transfer of the Member's Membership Interests by means of any written agreement or instrument of transfer signed by the Members and the assignee, provided that the Members notify the Company in writing of such assignment or transfer of the Member's Membership Interests. An assignee of the Member's Membership Interests will become a Members and will have and may exercise all rights and powers of a member. Each additional Member shall execute and deliver a supplement or counterpart to this Agreement, as applicable.

ARTICLE 4
MEMBERSHIP INTERESTS AND CAPITAL CONTRIBUTIONS

Section 4.1 Membership Interests. The capital of the Company will be represented by membership interests, which will constitute limited liability company interests under the Delaware Act ("Membership Interests"). The ownership of the Members is reflected on Schedule A, as may be amended from time to time by the Members, and such ownership is reflected as a percentage of the total Membership Interests of the Company. The Managers may make such rules and regulations as the Managers may deem appropriate concerning the issuance and registration of Membership Interests, including the issuance of certificates representing Membership Interests, provided such rules and regulations will be adopted by the unanimous decision of the Members. Unless the Managers may determine otherwise, Membership Interests will be issued without certificates.

Section 4.2 Capital Contributions. Concurrently with the execution of this Agreement, the Members will contribute to the Company the amount set forth opposite its name on Schedule A. The Members may from time to time, but will not be required to, make additional capital contributions to the Company in such form and amount as determined by the Members; provided that MARA Member shall make monthly capital contributions in the amount by which the Company's revenue in the prior month was less than the Company's obligations under the Hosting Agreements for such prior month and additional capital contributions as needed from time to time to maintain the

"Equipment" subject to the Hosting Agreement in good working order. The Members are not entitled to the return of any part of its capital contribution or to be paid interest in respect of its capital contribution. An unrepaid capital contribution is not a liability of the Company.

ARTICLE 5
MANAGEMENT

Section 5.1 Management by the Managers.

(a) Authority. Except for situations in which the approval of the Members is expressly required by the terms of this Agreement or applicable law, the business and affairs of the Company will be managed, carried out and otherwise determined by the Managers. Any action taken by the Managers shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managers as set forth in this Agreement. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, each Manager will have, and is hereby granted, the full and complete power, authority and discretion to do all things and on such terms as he determines to be necessary or appropriate to conduct the business of the Company and to exercise all powers and effectuate the purposes set forth in this Agreement (subject to the provisions of this Agreement).

(b) Limitations on Authority. Notwithstanding anything herein to the contrary, no Manager shall have authority to do any action or enter into any agreement or transaction identified on Schedule B without the unanimous written consent of the Members. The Members will be the final arbiter of any disputes or disagreements arising among the Managers with respect to the management and operation of the Company.

Section 5.2 Composition.

(a) Number. The Managers will initially consist of three (3) Managers. Thereafter, the number of Managers may be fixed from time to time by the holders of at least 2/3 of the membership interests, provided, that CN Member shall have a proportionate appointment of Managers representing 18% of the Managers. Managers will be appointed by the Members, with MARA Member appointing two (2) Managers and CN Member appointing one (1) Manager. Each Manager will hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The names of the initial Managers are set forth on Schedule C.

(b) Resignation. Any Manager may resign at any time by giving written notice to the Members and the other Managers. The resignation of any Manager will take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

(c) Removal. All or any lesser number of Managers may be removed at any time, with or without cause, by the Members.

Section 5.3 Meetings of and Voting. The Managers may designate any place, either within or outside the State of Delaware, as the place of meeting of the Managers. At least one Manager appointed by each Member being present will constitute a quorum at meetings of the Managers. If a quorum is present, the affirmative vote of a majority of all Managers present at the meeting will constitute the act of the Managers. Any Manager may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment will constitute presence in person at such meeting. Action may be taken without a meeting if the action is evidenced by one or more written consents signed by a majority of the Managers.

Section 5.4 Deadlock. "Deadlock" shall occur if the Managers cast a tie vote on a matter submitted to it at a meeting or in the form of a proposed written consent, and during the sixty (60) day period following the tie vote, the Managers are unable to break the tie. During this sixty (60) day period, the Managers shall hold at least one additional meeting at which they shall make a good faith effort to break the tie. If Deadlock occurs, the Company shall submit the matter that was the subject to the tie to the chief executive officers of the Members. Upon such notice, the chief

executive officers shall make a good faith effort to resolve the dispute and break the tie. If the chief executive officers are unable to resolve the dispute within sixty (60) days of receiving notice of the Deadlock, then either Member may terminate the Company in accordance with the terms hereof.

ARTICLE 6
OFFICERS

Section 6.1 Generally. The Managers may appoint persons to serve as officers of the Company, each to be referred to as an "Officer" and, together, "Officers." Unless otherwise provided by resolution of the Managers, the Officers shall have the titles, power, authority and duties described in the Delaware General Corporation Law for similarly situated persons in a Delaware corporation. The initial Officers are set forth on Schedule D.

Section 6.2 Insurance. The Company shall procure from insurance providers and maintain for the benefit of the Company property and casualty insurance, including general liability insurance and umbrella liability insurance, in reasonable amounts as approved by the Members naming the Company as the insured and on other terms consistent with applicable industry standards.

Section 6.3 Number, Titles and Term of Office. The Officers may include any one or more of the following: a Chief Executive Officer; a President; one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President); a Treasurer; a Secretary; and such other Officers as the Managers may from time to time elect or appoint. Each Officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person.

Section 6.4 Salaries. The salaries or other compensation, if any, of the Officers shall be determined from time to time by the Managers.

Section 6.5 Removal. Any Officer elected or appointed by the Managers may, subject to any contractual obligations of the Company with respect to such Officer, be removed, either with or without cause, by the vote of the Managers at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; *provided, however,* that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

Section 6.6 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

Section 6.7 Action with Respect to Securities of Other Companies. Unless otherwise determined by the Managers, the Chief Executive Officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

ARTICLE 7
EXCULPATION AND INDEMNIFICATION

Section 7.1 Exculpation. To the fullest extent permitted by applicable law, no Member, Manager or Officer will have any duty (fiduciary or otherwise), at law or in equity, to the Company or the Members except as expressly set forth in this Agreement or in any other written agreements. To the fullest extent permitted by applicable law, no Member, Manager or Officer will be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, solely by reason of being a Member, Manager or Officer.

Section 7.2 Indemnification. The Company will, to the fullest extent to which it is empowered to do so by the Delaware Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager or Officer,

against losses, damages, expenses (including attorney's fees), judgments, fines and amounts reasonably incurred by him in connection with such action, suit or proceeding.

Section 7.3 Survival. The provisions of this Article 7 shall survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE 8
FINANCIAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Company shall be the calendar year.

Section 8.2 Accounts. The Managers may establish one or more separate bank and/or investment accounts and arrangements for or on behalf of the Company, including one or more cryptocurrency wallets for use on or behalf of the Company (each, a "Wallet"). All funds of the Company shall be deposited in its name, or in such name as may be designated by the Company in such accounts or wallets and shall not be comingled with the funds of any Member or other third party.

Section 8.3 Books and Records. The Company shall maintain accurate books and records showing the Company's receipts and expenditures, assets and liabilities, profits and losses, and Wallet activity, all in accordance with sound accepted accounting principles, consistently applied, and as required by the Managers from time to time. The Company shall produce such reports as the Managers shall request from time to time.

Section 8.4 Tax Matters. All matters relating to the taxation of the Company shall be treated as appropriate under applicable law for an entity that is a limited liability company having a single member. The Members hereby appoint MARA Member as the "partnership representative" as provided in Internal Revenue Code Section 6223(a) (the "Tax Matters Representative"). The Tax Matters Representative is authorized and directed to cause the preparation and timely filing of all tax returns required to be filed by the Company and to represent the Company in connection with all examinations of the Company's affairs by taxing authorities and to expend Company funds for reasonable professional services and costs associated therewith. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member's federal, state, foreign, or other tax return with the treatment of the item on the Company's return.

Section 8.5 Allocations. The profits, losses, and other items of the Company will be allocated to the Members. There will be no " special allocations."

Section 8.6 Distributions. Subject to Section 18-607 of the Delaware Act, the Company shall make the following distributions:

(a) All Available Cash of the Company shall be distributed to the Members on no less than a monthly basis, pro rata in accordance with their respective percentage interest set forth on Schedule A. Any Available Cash available for distribution in the form of cryptocurrency shall be made by transfer of such cryptocurrency to Member unless distribution in United States Dollars is requested in writing by the receiving Member. In the event a Member requests distribution in United States Dollars, the requesting Member shall provide written instructions to the Company for transfer of the cryptocurrency to the appropriate exchange for conversion and the requesting Member shall bear the full cost and risk of such conversion.

(b) Upon liquidation of the Company, liquidating distributions will be made in accordance with Section 9.2.

Notwithstanding the foregoing, all distributions by the Company shall be subordinate to the Hosting Agreement and the Company shall not make any distributions to any Member unless all amounts then due and payable under the Hosting Agreement have been paid.

Section 8.7 Compensation; No Employment. Each Manager and each Officer shall serve without compensation. Except as otherwise provided by the Delaware Act or other applicable law, no Member, Manager or Officer will be

obligated personally for any debt, obligation, or liability of the Company or other Member, Manager or Officer, whether arising in contract, tort, or otherwise, solely by reason of being a Member, Manager or Officer. This Agreement does not, and is not intended to, confer upon any Manager or Officer any rights with respect to employment by the Company, and nothing herein shall be construed to have created any employment agreement or relationship with any Manager or Officer.

ARTICLE 9
COVENANTS, REPRESENTATIONS AND AGREEMENTS

Section 9.1 Hosting Agreement. Following its formation, the Company shall promptly execute and deliver the Hosting Agreement to CN Member.

Section 9.2 Confidentiality. Each Member agrees that this Agreement and the terms and conditions contained herein and all proprietary, confidential or other non-public information received from or otherwise related to the Company, the other Member, or any third party who has entrusted the Company with confidential information with the expectation that such information will be kept confidential or that due to markings or by its nature (collectively, the "Confidential Information"), shall be understood to be confidential and is confidential. Each Member agrees that it shall not, and shall cause any Managers appointed by not to: (i) disclose or otherwise release Confidential Information to any third party or (ii) use Confidential Information for anything other than as necessary and appropriate in carrying out the business of the Company, in each case, without the prior consent of (x) the Company in the case of Confidential Information received from or related to the Company or (y) the applicable Member in the case of Confidential Information received from or related to such Member. Notwithstanding the foregoing, nothing in this Agreement shall restrict any Member or any Managers appointed by it from disclosing Confidential Information (A) that is already in the public domain by reason of prior disclosure through no act or omission of such person in violation of this Agreement; (B) that was or becomes known to such person other than as a result of disclosure by or on behalf of the Company or a party subject to contractual, fiduciary or other disclosure obligations with respect to such Confidential Information or is independently developed by such person without reference to such Confidential Information; (C) to the extent required by applicable Law or rule or regulation of any governmental authority or stock exchange rules; (D) in response to any summons or subpoena or discovery or similar request by or before any court, arbitrator or governmental authority or pursuant to a request by a regulatory authority or any applicable law having jurisdiction over the business of such Person; provided, that with respect to any disclosure pursuant to clause (C) or clause (D), the applicable Member shall notify the Company and the other Members in writing of such disclosure as far in advance as is reasonably practicable of such disclosure so as to permit the Company and/or the other Members, as applicable, to seek a protective order, contest and limit such disclosure or otherwise protect the confidentiality of Confidential Information required to be disclosed, and such Member or other person shall use reasonable efforts to cooperate, at the expense of the Company, with the Company and any Members in pursuing such protective order; (E) to such Member's directors, officers, managers, members, investors, employees, partners, auditors, insurance broker or underwriters, counsel, financing sources or potential financing sources or other representatives who need to know such Confidential Information, so long as such persons are informed of the confidential nature of such Confidential Information and the terms of this Section 9.2 or are subject to an equivalent confidentiality obligation to such Member (and provided such Member shall be responsible for any unauthorized disclosure by such person) or (F) to a proposed direct or indirect transferee (and such transferee's representatives and potential financing sources) of such Member, who needs to know such Confidential Information, so long as such transferee is subject to an equivalent confidentiality obligation to such Member. The obligations of the parties hereunder do not preclude any Member from disclosing information to its beneficial owners or representatives or as it may reasonably deem to be appropriate in connection with financial reporting. The obligations of each Member under this Section shall survive until three (3) years after the earlier of such Member ceases to be a Member and the termination, dissolution, liquidation and winding up of the Company.

Section 9.3 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the Effective Date in the case of a Member executing this Agreement as of the Effective Date or as of the date it becomes a Member in the case of a person acquiring such Member's Membership Interest:

(a) that Member is a natural person or is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the laws of the jurisdiction of its incorporation, organization or

formation; that Member is a natural person or, if required by applicable law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

(b) that Member has duly executed and delivered this Agreement and the other documents that this Agreement contemplates that such Member will execute, and they each constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(c) that Member's authorization, execution, delivery, and performance of this Agreement does not and will not (1) conflict with, or result in a breach, default or violation of, (a) if that Member is an entity, the organizational documents of such Member, (b) any contract or agreement to which that Member is a party or is otherwise subject, or (c) any applicable laws, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (2) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other person, unless such requirement has already been satisfied.

ARTICLE 10
DISSOLUTION

Section 10.1 Dissolution Event. The Company shall dissolve and commence winding up and liquidating upon, and only upon, the unanimous determination of the Members that the Company shall be dissolved or as otherwise provided herein, unless otherwise required by the Delaware Act (a "Dissolution Event").

Section 10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and members. Subject to the further provisions of this Section 9.2, the assets of the Company shall be liquidated to the extent determined to be appropriate by the Members, and the proceeds thereof, together with such assets as the Members determines to distribute in kind, shall be applied and distributed in the following order:

(a) first, to creditors, including the Members to the extent it is a creditor, in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment) other than liabilities for distributions to the Member; and

(b) second, the balance, if any, to the Members.

Section 10.3 Certificate of Cancellation. Upon the dissolution and the completion of winding up of the Company, the Members shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Delaware Act and appropriate instruments under the laws of any other states or jurisdictions in which the Company has engaged in business. Upon such certificate of cancellation becoming effective, the Company shall be terminated.

ARTICLE 11
MISCELLANEOUS

Section 11.1 Notices. All notices, demands, waivers and other communications required or permitted by this Agreement will be in writing and will be deemed given to a party or the Company when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested. Any such communication will be addressed to a Members as shown on Schedule A, to the Company at its principal office, to a Manager as shown on Schedule C or in any case to such other address as the person may from time to time designate by written notice to the Company.

Section 11.2 Headings; Construction. The headings of the Articles and Sections of this Agreement have been inserted only for convenience of reference and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement. All schedules to this Agreement are made a part of this Agreement and are incorporated by reference herein. References in this Agreement to any gender include references to all genders.

Section 11.3 Entire Agreement. This Agreement constitute the entire agreement of the Members relating to the Company and supersedes any prior understandings, contracts or agreements, whether oral or written, concerning the subject matter hereof.

Section 11.4 Amendments. This Agreement may be amended at any time by a writing executed by the Members.

Section 11.5 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 11.6 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction.

(Remainder of page intentionally left blank)

The Members each have caused its duly authorized representative to execute this Agreement as of the date indicated in the first sentence of this Agreement.

Marathon Digital Holdings, Inc.

By: *Fred Thiel*

Name: Fred Thiel

Title: CEO

Compute North, LLC

By: *Dave Perrill*

Name: Dave Perrill

Title: CEO

SCHEDULE A

Members

Name	***Address***	***Initial Capital Contribution***	***Percentage Interest***
Marathon Digital Holdings, Inc	1180 North Town Center Dr. Suite 100 Las Vegas, NV 89144	$820.00	82%
Compute North LLC	7500 Corporate Way Eden Prairie, MN 55344	$180.00	18%

SCHEDULE B

Limitations on Duties and Powers of Managers

The following actions may only be taken with the unanimous approval of the Members:

(a) entering into any agreement with any third party;

(b) using the branding or trademarks of any Member;

(c) amending this Agreement or waiving any provision hereof, including but not limited to any amendment or waiver that would affect CN Member's (or any successor-in-interest) rights with respect to distributions under this Agreement;

(d) merging or consolidating the Company or selling all or substantially all of the Company's assets;

(e) converting, transferring or migrating the Company;

(f) initiating a bankruptcy or similar proceeding for, by or on behalf of the Company; and/or

(g) dissolving, liquidating or winding-up the affairs of the Company.

SCHEDULE C

Managers

Name	***Address***
Marathon Digital Holdings, Inc.	1180 North Town Center Dr. Suite 100 Las Vegas, NV 89144
Compute North LLC	7575 Corporate Way Eden Prairie, MN 55344

SCHEDULE D

Officers

Name	*Position*
[TBD]	**President**
[TBD]	**Treasurer**
[TBD]	**Secretary**

EXHIBIT 1

Hosting Agreement

Signature Certificate

Document Ref.: 4FHQX-GJKXP-EY53S-2NWVR

Document signed by:

Dave Perrill	Verified E-mail: dave.perrill@computenorth.com	IP: 174.20.180.17 · Date: 01 Dec 2021 02:38:52 UTC
Fred Thiel	Verified E-mail: fred@marathondh.com	IP: 68.5.61.195 · Date: 01 Dec 2021 02:50:15 UTC

Document completed by all parties on:

01 Dec 2021 02:50:15 UTC